Exhibit 99.1

           Kodak Reports 1st-Quarter Net Income of 4 Cents Per Share;
                     Sales Rise 1 Percent to $2.740 Billion

    ROCHESTER, N.Y.--(BUSINESS WIRE)--April 23, 2003--Eastman Kodak Company (NYSE:EK):

         EPS from Continuing Operations, Excluding Charges and
                      Other Items, Total 14 Cents

    Eastman Kodak Company today said that first-quarter net income, in accordance with Generally Accepted Accounting Principles (GAAP) in the U.S., totaled 4 cents per share and that sales rose 1%.
    Kodak's GAAP net income for the quarter included a loss from continuing operations of 1 cent per share and earnings from discontinued operations of 5 cents per share. Excluding the impact of previously announced focused cost reductions and other non-operational items, earnings from continuing operations were 14 cents per share, consistent with the company's forecast.

    For the first quarter of 2003:

    -- Sales totaled $2.740 billion, an increase of 1% from $2.706 billion in the first quarter of 2002. Excluding foreign exchange, sales declined 4%.

    -- The company reported net income of $12 million, or 4 cents per share, compared with net income of $39 million, or 13 cents per share, in the first quarter of 2002. The earnings from discontinued operations of $15 million, or 5 cents per share, in the first quarter of 2003 represent certain tax benefits.

    -- Earnings from continuing operations, excluding the impact of focused cost reductions and other non-operational items, were $39 million, or 14 cents per share. The after-tax non-operational items include a charge of $30 million, or 10 cents per share, related to the previously announced focused cost reductions; a charge of $13 million, or 5 cents per share, in connection with the acquisition of technology qualifying as in-process research and development activities; a charge of $7 million, or 3 cents per share, in connection with an intellectual property settlement; and a tax benefit of $8 million, or 3 cents per share, related to the donation of certain patents. There were no similar significant items in the year-ago quarter.

    "In these difficult times, Kodak continues to deliver on its commitment to shareholders by managing well those things within our control and by pursuing our strategies for growth," said Chairman and Chief Executive Officer Daniel A. Carp. "We contained costs and strengthened the financial position of the company by paying down debt, compared with the year-ago level, and by driving money-saving operational improvements through our Kodak Operating System. We also benefited from the company's broad-based product portfolio, as solid demand for Health Imaging and Entertainment Imaging products and services helped offset the reduced demand for consumer film caused by the weak economy.
    "Kodak continues to execute on its growth strategies by introducing new products and services that reinforce our heritage as the company driving innovation and ease of use in traditional and digital imaging markets," Carp said. "The EasyShare Printer Dock 6000, for example, fulfills two of our four strategies: to make digital easier and to generate the increased printing of pictures. The EasyShare LS633 zoom digital camera is the first to use our innovative, award-winning OLED flat-panel display technology, reflecting our strategy to create new businesses in new markets. And the success of our new Vision2 color-negative motion-picture film is an example of our strategy to maximize the value of film. Executing on these strategies today will put Kodak in a better position to accelerate growth when the economy recovers."

    Other first-quarter 2003 details from continuing operations:

    -- Kodak's use of cash was much lower than the historical average in the first quarter, which is traditionally the company's smallest revenue quarter of the year.

    -- For the quarter, operating cash flow was a negative $98 million, compared with a negative $46 million from the first quarter of 2002. The $98 million use of cash in the first quarter of 2003 included an acquisition totaling $54 million and a $21 million use of cash related to the acquisition of in-process research and development activities, while the year-ago quarter included no significant acquisitions. Net cash provided by continuing operations, as determined under GAAP, in the first quarter of 2003 was $87 million, compared with $84 million in the year-ago period. Additions to properties, acquisitions and investments in unconsolidated affiliates, which accounts for the difference between operating cash flow and net cash provided by continuing operations, totaled $185 million and $130 million in the first quarter of 2003 and the first quarter of 2002, respectively. (Kodak defines operating cash flow as net cash provided by continuing operations, as determined under GAAP, plus proceeds from the sale of assets minus capital expenditures, acquisitions, investments in unconsolidated affiliates and dividends.)

    -- The company's debt totaled $2.704 billion at the end of the quarter, and capital (total debt plus total shareholders' equity) totaled $5.568 billion, resulting in a debt-to-capital ratio of 48.6%, compared with 53.1% in the year-ago period.

    -- Gross profit on an operational basis was 30.6%, compared with 31.8% in the year-ago period. GAAP gross profit was 30.1% in the first quarter, compared with 31.8% in the year-ago quarter. The exclusion of $14 million in accelerated depreciation accounts for the difference between operational and GAAP gross profit.

    -- Selling, general and administrative expenses on an operational basis were 20.2% of sales, up from 20.0% in the year-ago quarter. GAAP SG&A expenses were 20.7% in the first quarter, compared with 20.0% a year ago. The exclusion of $12 million for an intellectual property settlement accounts for the difference in operational and GAAP SG&A.

    -- Days sales outstanding (DSO) decreased approximately 11 days from the first quarter of 2002 and decreased approximately 2 days quarter sequentially, reflecting effective management of receivables. The DSO calculation includes the impact of reclassifying rebates as an offset to receivables for the last four quarters. Without the rebate reclassification, the improvement in DSO was 5 days.

    -- Inventory turns increased to 5.4 turns in the first quarter of 2003 from 4.9 in the year-ago period. The inventory turn calculation excludes the impact of the LIFO reserve on inventory for the last four quarters. Including the impact of the LIFO reserve, inventory turns on a GAAP basis increased to
        7.3 turns from 6.2 in the year-ago period.

    -- The board of directors last week declared a semi-annual cash dividend of 90 cents per share on the outstanding common stock of the company, payable July 16 to shareholders of record at the close of business on June 2.

    The segment results from continuing operations for the first quarter of 2003 are as follows:

    -- Photography segment sales totaled $1.798 billion, down 1%. The segment posted a loss from operations of $25 million on an operational basis, compared with earnings from operations of $16 million a year ago. On a GAAP basis, the loss from operations was $46 million in the first quarter of 2003. The exclusion of $21 million for in-process R&D charges accounts for the difference in operational and GAAP earnings from operations for the segment. Highlights for the quarter included a 32% increase in sales of Digital & Applied Imaging products and services; a 17% increase in sales of Entertainment Imaging products and services; and a slight increase in share in the U.S. consumer film market, even as difficult economic conditions and high retailer inventories reduced sales of consumer film in the U.S.

    -- Health Imaging sales were $549 million, up 5%. Earnings from operations on an operational and GAAP basis for the segment were $109 million, up from $76 million in the year-ago period. Highlights included higher-than-expected sales of the newly introduced Kodak DirectView Computed Radiography long-length imaging system.

    -- Commercial Imaging sales were $372 million, up 7%. Earnings from operations on an operational and GAAP basis were $44 million, compared with $48 million in the year-ago period.

    -- All Other sales were $21 million, down from $24 million. Losses from operations on an operational and GAAP basis totaled $17 million, compared with losses of $7 million in the year-ago period. The All Other category includes Sensors, Optics and miscellaneous businesses, as well as the Kodak Display business.

    Earnings Outlook:

    -- Significant volatility exists in the company's operational business estimates for the future. If current trends continue into the second quarter, it is possible that second-quarter operational earnings could fall into the range of 60 cents per share to 80 cents per share. However, if a pick-up in consumer film consumption occurs, there could be upside to this estimate. As a result, Kodak currently expects full-year earnings to come in at the low end of the non-GAAP range of $2.35 to $2.95 per share provided by the company in January.

    "While we continue to make progress driving operational improvements and delivering new products, we face external challenges beyond the control of any business today," Carp said. "Our first-quarter results reflect an unprecedented combination of events in recent times. Consumers have cut back significantly on travel and vacation spending, and that has impacted picture-taking.
    "Our commercial operations turned in an excellent performance given economic conditions," Carp said. "Cinematographers have embraced the new Vision2 motion-picture film and Health Imaging continues to improve its operational execution."
    "In this environment, Kodak will continue to work hard to generate cash and look for opportunities to make the company more cost competitive," Carp said. "We will allocate resources so that they align with our strategies for growth and the performance of the company's businesses.
    "We also are strengthening our growth potential with the arrival of Antonio Perez as President and Chief Operating Officer," Carp said. "With Antonio's help, we will seek new and more profitable ways to increase the printing of pictures as digital photography becomes more popular, consistent with our four strategies for growth - maximize the value of film; making digital easy; driving output in all its forms; and developing new businesses in new markets. Once the economy rebounds, we intend to have Kodak positioned to take full advantage of the opportunities available to us in the $385 billion infoimaging market."

    Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to the Company's 2003 revenue, earnings and cash flow expectations are forward-looking statements.
    Actual results may differ from those expressed or implied in forward-looking statements. The forward-looking statements contained in this press release are subject to a number of risk factors, including the successful:

    -- Implementation of product strategies (including category expansion, digitization, OLED, and digital products);

    --  Implementation of intellectual property licensing strategies;

    --  Development and implementation of e-commerce strategies;

    --  Completion of information systems upgrades, including SAP;

    --  Completion of various portfolio actions;

    --  Reduction of inventories;

    --  Improvement in manufacturing productivity;

    --  Improvement in receivables performance;

    --  Reduction in capital expenditures;

    --  Improvement in supply chain efficiency;

    -- Implementation of restructurings, including personnel reductions;

    -- Development of the Company's business in emerging markets like China, India, Brazil, Mexico, and Russia.

    The forward-looking statements contained in this press release are subject to the following additional risk factors:

    -- Inherent unpredictability of currency fluctuations and raw material costs;

    --  Competitive actions, including pricing;

    -- The nature and pace of technology substitution, including the analog-to-digital shift;

    --  Continuing customer consolidation and buying power;

    --  General economic and business conditions.

    -- Other factors disclosed previously and from time to time in the Company's filings with the Securities and Exchange
        Commission.

    Any forward-looking statements in this press release should be evaluated in light of these important risk factors.

    Editor's Note: For additional information about Kodak, visit our web site on the Internet at: www.kodak.com/



Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF EARNINGS - UNAUDITED
(in millions, except per share data)

                                                 First Quarter
                                                2003       2002

  Net sales                                    $2,740     $2,706
  Cost of goods sold                            1,916      1,846
                                               ------     ------
  Gross profit                                    824        860

  Selling, general and
  administrative expenses                         566        540

  Research and development costs                  194        187

  Restructuring costs and other                    32          0
                                               ------     ------

  Earnings from continuing
  operations before interest,
  other charges, and income
  taxes                                            32        133

  Interest expense                                 37         44

  Other charges                                    21         31
                                               ------     ------

  Earnings from continuing operations
   before income taxes                            (26)        58
  (Benefit) provision for income taxes            (23)        17
                                               -------    ------

  (Loss) earnings from continuing
  operations                                       (3)        41

  Earnings (loss) from discontinued
   operations, net of income tax
   benefits of $15 and $1 for the
   quarters ended March 31, 2003 and
   2002, respectively                               15        (2)
                                               -------     ------

  NET EARNINGS                                    $ 12       $ 39
                                                ======     ======

  Basic and diluted net (loss) earnings
   per share:
   Continuing operations                       $ (.01)      $ .14
   Discontinued operations                        .05       (.01)
                                                ------     ------
  Total                                         $ .04       $ .13
                                                ======     ======

  Number of common shares used in
   basic earnings per share                     286.3       291.3
  Incremental shares from
   assumed conversion of options                  0.3         0.0
                                               ------      ------

  Number of common shares used in
   diluted earnings per share                   286.6       291.3
                                               ======      ======

  Cash dividends per share                        $ 0         $ 0
----------------------------------------------------------------------

  SUPPLEMENTAL INFORMATION - UNAUDITED
  (in millions)

  Provision for depreciation                    $ 202       $ 185
  After-tax exchange gains (losses)
   and effect of translation of net
   monetary items                                   -        (11)
  Cash dividends declared                           -          -
  Capital expenditures                            111         92
  Cash and marketable securities                  608        528

Net Sales from Continuing Operations by Reportable Segment and All Other - Unaudited
(in millions)

                                                   First Quarter

                                                  2003  2002 Change

  Photography
   Inside the U.S.                               $ 687 $ 799  -14%
   Outside the U.S.                              1,111 1,015  + 9
                                                ------ -----  ----
  Total Photography                              1,798 1,814  - 1
                                                ------ -----  ----
  Health Imaging
   Inside the U.S.                                 238   248  - 4
   Outside the U.S.                                311   273  +14
                                                ------ -----  ----
  Total Health Imaging                             549   521  + 5
                                                ------ -----  ----
  Commercial Imaging
   Inside the U.S.                                 213   189  +13
   Outside the U.S.                                159   158  + 1
                                                ------ -----  ----
  Total Commercial Imaging                         372   347  + 7
                                                ------ -----  ----
  All Other
   Inside the U.S.                                  11    11    0
   Outside the U.S.                                 10    13  -23
                                                ------ -----  ----
  Total All Other                                   21    24  -13
                                                ------ ------ ----
  Total Net Sales                               $2,740 $2,706 + 1%
                                                ====== ====== ====

----------------------------------------------------------------------

Earnings (Loss) from Continuing Operations Before Interest, Other
Charges, and Income Taxes by Reportable Segment and All Other -
Unaudited
(in millions)

                                                  First Quarter

                                               2003    2002  Change

  Photography                                 $ (46)   $ 16   -388%
   Percent of Sales                           (2.6%)    0.9%
  Health Imaging                              $ 109    $ 76   + 43%
   Percent of Sales                            19.9%   14.6%

  Commercial Imaging                           $ 44    $ 48    - 8%
   Percent of Sales                            11.8%   13.8%

  All Other                                    $ (17)  $ (7)  -143%
   Percent of Sales                           (81.0%) (29.2%)
                                              ------- ------- -----

  Total of segments                               90     133  - 32%
   Percent of Sales                              3.3%    4.9%

  Restructuring costs and other                  (46)      -
  GE settlement                                  (12)      -
                                               ------  ------ -----
  Consolidated total                            $ 32   $ 133  - 86%
                                               ======  ====== =====
  Percent of Sales                               1.2%    4.9%
----------------------------------------------------------------------

Net Earnings (Loss) From Continuing Operations by Reportable Segment and All Other - Unaudited
(in millions)

                                                  First Quarter

                                               2003   2002   Change

  Photography                                $ (35)   $ 3
   Percent of Sales                           (1.9%)  0.2%

  Health Imaging                              $ 80   $ 50     + 60%
   Percent of Sales                           14.6%   9.6%

  Commercial Imaging                          $ 20   $ 24     - 17%
   Percent of Sales                            5.4%   6.9%

  All Other                                  $ (14)  $ (6)    -133%
   Percent of Sales                          (66.7%) (25.0%)
                                             ------- -------  -----

  Total of segments                           $ 51     $ 71   - 28%
   Percent of Sales                            1.9%     2.6%

  Restructuring costs and other                (46)       -
  GE settlement                                (12)       -
  Interest expense                             (37)     (44)
  Other corporate items                          3        2
  Tax benefit - contribution of patents          8        -
  Income tax effects on
   above items and taxes
   not allocated to
   segments                                     30       12
                                            ------   ------   -----

  Consolidated total                         $ (3)     $ 41   -107%
                                            ======   ======   =====
  Percent of Sales                           (0.1%)     1.5%

----------------------------------------------------------------------

Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF FINANCIAL POSITION - UNAUDITED
(in millions)

                                          March 31,        Dec. 31,
                                            2003             2002

  ASSETS

  CURRENT ASSETS
  Cash and cash equivalents                $ 597            $ 569
  Receivables, net                         2,073            2,234
  Inventories, net                         1,197            1,062
  Deferred income taxes                      534              512
  Other current assets                       164              157
                                         -------          -------
  Total current assets                     4,565            4,534
                                         -------          -------
  Property, plant and equipment, net       5,336            5,420
  Goodwill, net                              981              981
  Other long-term assets                   2,433            2,434
                                         -------          -------

  TOTAL ASSETS                           $13,315          $13,369
                                         =======          =======
----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES
 Accounts payable and other current
  liabilities                           $ 3,179          $ 3,351
 Short-term borrowings                    1,659            1,442
 Accrued income taxes                       513              584
                                        -------          -------
 Total current liabilities                5,351            5,377

 OTHER LIABILITIES
 Long-term debt, net of
  current portion                         1,045            1,164
 Postretirement liabilities               3,406            3,412
 Other long-term liabilities                649              639
                                        -------          -------
 Total liabilities                       10,451           10,592

 SHAREHOLDERS' EQUITY
 Common stock at par                        978              978
 Additional paid in capital                 849              849
 Retained earnings                        7,609            7,611
 Accumulated other comprehensive loss     (709)            (771)
 Unearned restricted stock                  (4)               -
                                        -------          -------
                                          8,723            8,667
 Less: Treasury stock at cost             5,859            5,890
                                        -------          -------
 Total shareholders' equity               2,864            2,777
                                        -------          -------
 TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                  $13,315          $13,369
                                        =======          =======
----------------------------------------------------------------------

Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF CASH FLOWS - UNAUDITED
(in millions)

                                             Three Months Ended
                                                  March 31
                                             ------------------
                                               2003       2002

  Cash flows relating to operating activities:
  Net earnings                                $ 12        $ 39
  Adjustments to reconcile to
  net cash provided by operating activities:
    (Gain) loss from discontinued operations   (15)          2
    Equity in losses from unconsolidated
     affiliates                                 23          22
    Depreciation and amortization              202         185
    Provision for deferred taxes                10           2
    Decrease in receivables                    155         144
    Increase in inventories                   (116)        (52)
    Decrease in liabilities excluding
     borrowings                               (211)       (224)
    Other items, net                            27         (34)
                                             ------      ------

  Total adjustments                             75          45
                                             ------      ------
  Net cash provided by continuing
   operations                                   87          84
                                             ------      ------
  Net cash provided by (used in)
   discontinued operations                      19          (2)
                                             ------      ------
  Net cash provided by operating activities    106          82
                                             ------      ------

  Cash flows relating to investing activities:
    Additions to properties                   (111)        (92)
    Acquisitions, net of cash acquired         (54)         (6)
    Investments in unconsolidated affiliates   (20)        (32)
    Marketable securities - purchases          (19)        (31)
    Marketable securities - sales               17          17
                                             ------       ------

  Net cash used in investing activities       (187)       (144)
                                             ------       ------

  Cash flows relating to financing activities:
    Net increase in borrowings
     with original maturity of
     90 days or less                           264          221
    Proceeds from other borrowings             193          289
    Repayment of other borrowings             (365)        (386)
    Exercise of employee stock options          12            3
                                             ------       ------
  Net cash provided by financing activities    104          127
                                             ------       ------

  Effect of exchange rate changes on cash        5           (2)
                                             ------       ------
  Net (decrease) increase in cash and cash
   equivalents                                  28           63
  Cash and cash equivalents, beginning
   of year                                     569          448
                                             ------       ------
  Cash and cash equivalents, end of quarter  $ 597        $ 511
                                             ======       ======
----------------------------------------------------------------------